Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

ev Transportation Services, Inc.

1309 Beacon St., Suite 300

Brookline, MA 02446

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated February 14, 2022, relating to the financial statements of ev Transportation Services, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Mac Accounting Group, LLP

Midvale, Utah

March 28, 2022